Exhibit 10.19

INTELLECTUAL PROPERTY ASSIGNMENT

This Intellectual Property Assignment (the “Assignment” or “Agreement”) is entered on January 18, 2012 to be effective as of November 30, 2010, by and between Jerry L. Swinford, an individual residing in the State of Texas (“Assignor”) and Coil Tubing Technology, Inc., a Nevada corporation (“Assignee”).  Assignor and Assignee may be referred to herein individually as a “Party” and jointly as the “Parties.”

WHEREAS, Assignor is the named inventor and owner of all rights, title, and interest in and to the intellectual property listed in Exhibit A, attached hereto and incorporated herein as if fully reproduced (the “Transferred Assets”); and

WHEREAS, Assignor desires to assign and transfer to Assignee, and Assignee desired to obtain from Assignor an assignment and transfer of, the Transferred Assets pursuant to this Assignment.

NOW THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiently of which is hereby acknowledged as received, and in consideration of the foregoing and the covenants and promises contained herein, the Parties agree as follows:

1. Assignment of Transferred Assets.  Assignor hereby unconditionally and irrevocably sells, assigns, transfers, conveys, and delivers to Assignee, its successors and assigns, all his right, title, and interest in, to, and under the Transferred Assets, said Transferred Assets set forth herein in Exhibit A, and any reissues, reexaminations, renewals, continuations, continuations-in-part, divisions, substitute applications thereof, and the like, and any extensions thereof, and all patents worldwide that may be granted thereon, together with the right to file such applications and the right to claim for the same the priority rights derived from such patent application under the laws of the United States and its territorial possessions, the International Convention for the Protection of Industrial Property, or any other international agreement or the domestic laws of the country in which any such application is filed, as may be applicable, to be held and enjoyed by Assignee for its own use and enjoyment, and for the use and enjoyment of its successors and assigns, to the end of the term or terms for which such patents may be granted or reissued, as fully and entirely as the same would have been held and enjoyed by Assignor if this assignment and sale had not been made.

2. Cooperation with Assignee.  Assignor agrees to cooperate with Assignee to provide the necessary executed assignments and other documents as required to perfect the assignment set forth in this Section 1.  Assignor further covenants that Assignee will, upon its request, be provided promptly with all pertinent facts and documents relating to said inventions and said Letters Patent and legal equivalents as may be known and accessible to Assignor and will testify as to the same in any interference, litigation, or proceeding related thereto and will promptly execute and deliver to Assignee or its legal representatives any and all papers, instruments or affidavits required to apply for, obtain, maintain, issue and enforce said application, said inventions and said Letters Patent and said equivalents thereof which may be necessary or desirable to carry out the purposes thereof.

3. Issuance of Future Patents.  Assignor hereby authorizes and requests the Commissioner of Patents and Trademarks of the United States, and any officer of any country or countries foreign to the United States, whose duty it is to issue patents or other evidence or forms of intellectual property protection to issue respective Letters of Patent to Assignee, and the entire right, title, and interest in and to the same, for its sole use and benefit; and for the use and benefit of its successors and assigns, to the full end of the term(s) for which said Patent(s) may be granted, as fully and entirely as the same would have been held by me had this assignment not been made.

4. No Prior Encumbrance.  Assignor hereby covenants that no assignment, sale, agreement, or encumbrance has been or will be made or entered into which would conflict with the terms of this Assignment.

5. Right to Sue for Past Infringement.  Assignor hereby expressly grants to Assignee all of Assignor’s rights to bring any necessary action, including, but not limited to lawsuits, against any past, present, or future third party infringers, potential or actual, of any Transferred Asset as if the Assignor himself were bringing such action.  Assignee shall have the right to any and all recoveries from any such actions and Assignor hereby waives any recovery obtained by Assignee.

6. Indemnification.  ASSIGNEE HEREBY AGREES TO INDEMNIFY, DEFEND, AND HOLD HARMLESS THE ASSIGNOR FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LOSSES, EXPENSES (INCLUDING, BUT NOT LIMITED TO, ATTORNEYS’ FEES AND COURT COSTS), AND CAUSES OF ACTION OF EVERY KIND AND CHARACTER, WITHOUT LIMITS AND WITHOUT REGARD TO THE CAUSE OR CAUSES THEREOF OR NEGLIGENCE OF ANY PARTY, INCLUDING, BUT NOT LIMITED TO, THE SOLE, ACTIVE, PASSIVE, JOINT, OR CONCURRENT NEGLIGENCE OR STRICT LIABILITY (OF WHATEVER CHARACTER) OF ASSIGNOR, ARISING OUT OF OR IN CONNECTION WITH, DIRECTLY OR INDIRECTLY, THIS ASSIGNMENT AND THE TRANSFERRED ASSETS.  ASSIGNEE’S INDEMNITY UNDER THIS PARAGRAPH SHALL BE WITHOUT REGARD TO AND WITHOUT ANY RIGHT TO CONTRIBUTION FROM ANY INSURANCE MAINTAINED BY ASSIGNOR.

7. Prior Agreements; Waiver.  No modification of this Assignment shall be of any force or effect unless in writing and signed by an authorized signatory of both Parties.  This Assignment constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes those provisions of all prior and contemporaneous agreements, representations and understandings of the parties pertaining to the same subject matter. No waiver of any of the provisions of this Assignment shall be deemed to, or shall constitute a waiver of, any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

8. Captions and Headings.  Captions and headings used herein are inserted only for convenience of reference only and shall not operate to modify, interpret, alter, limit or define any provision hereof.

IN WITNESS WHEREOF, Assignor hereby assigns the Transferred Assets to the Assignee and the Assignee hereby accepts said assignment and has hereunto set hand and seal on the following dates.

ASSIGNOR:	ASSIGNEE:
COIL TUBING TECHNOLOGY, INC.

/s/ Jerry L. Swinford	By: /s/ Jason L. Swinford
Jerry L. Swinford, Inventor	Jason L. Swinford, CEO

Date: 1-18-12	Date: 1-18-12

NOTARIZATIONS

STATE OF TEXAS	§
COUNTY OF HARRIS	§

Before me this 18th day of January, 2012, personally appeared Jerry L. Swinford, to me known to be the person who is described in and who executed the foregoing assignment instrument and acknowledge to me that he executed the same of his own free will for the purpose therein expressed.

/s/ Patricia Staten
Notary Public in and for the State of Texas

STATE OF TEXAS	§
COUNTY OF HARRIS	§

This instrument was acknowledged before me on the 18th day of January, 2012, by Jason L. Swinford, Chief Executive Officer of Coil Tubing Technology, Inc., a Texas Corporation, who acknowledged to me that he has the authority to sign this document on behalf of said corporation.

/s/ Patricia Staten
Notary Public in and for the State of Texas

EXHIBIT A
TRANSFERRED ASSETS

Country	Patent Number or Application Number	Title
Canada	2,646,326	Jet Motor and Method for Providing Rotation in a Downhole Tool
Canada	2,723,420	Drilling Jar
Canada	2,734,285	Rotation Tool
Indonesia	W00201001371	Rotation Tool
Indonesia	W00201004067	Drilling Jar
Patent Cooperation Treaty	PCT/US2011/028241	Method and Apparatus for Washing Downhole Tubing and Equipment
Singapore	146369	Jet Motor and Method for Providing Rotation in a Downhole Tool
United States	5,584,342	Subterranean Rotation-Inducing Device and Method
United States	7,686,102	Jet Motor for Providing Rotation in a Downhole Tool
United States	7,946,348	Rotation Tool
United States	12/480,680	Jet Hammer
United States	12/437,525	Drilling Jar
United States	13/046,662	Method and Apparatus for Washing Downhole Tubulars and Equipment
United States	61/468,637	Downhole Oscillator